As Filed With the Securities and Exchange Commission
On June 12, 2017
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

GENESCO INC.
(Exact name of registrant as specified in its charter)

Tennessee	62-0211340
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1415 Murfreesboro Road Nashville, Tennessee 37217-2895
(Address of Principal Executive Offices) (Zip Code)
GENESCO INC. SECOND AMENDED AND RESTATED 2009 EQUITY INCENTIVE PLAN
(Full title of the plan)

Roger G. Sisson Senior Vice President, Secretary and General Counsel Genesco Inc. 1415 Murfreesboro Road Nashville, Tennessee 37217-2895 (615) 367-7000
(Name, Address, and Telephone Number of agent for service)

Copy to:
Jennifer H. Noonan Bass, Berry & Sims PLC 150 Third Avenue South, Suite 2800 Nashville, Tennessee 37201

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:
Large accelerated filer ☒                    Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)    Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $1.00 par value	2,500,000	$35.88	$89,700,000	$10,396.23

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), includes an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2) Pursuant to Rule 457(c) and Rule 457(h)(1) under the Securities Act, the offering price is estimated solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Registrant’s Common Stock on the New York Stock Exchange on June 6, 2017.

Explanatory Note

On June 30, 2009, we filed with the Securities and Exchange Commission (“SEC”) a Form S-8, Registration Statement No. 333-160339, pertaining to our Genesco Inc. 2009 Equity Incentive Plan and on March 29, 2012, we filed with the SEC a Form S-8 Registration Statement No. 333-180463, pertaining to our first Amended and Restated Genesco Inc. 2009 Equity Incentive Plan (the “2009 Plan”). This Form S-8 is being filed to effectuate the shareholder approved increase of the number of shares reserved for issuance under the 2009 Plan such that the maximum number of shares that may be issued in respect of awards granted under the 2009 Plan after the date of shareholder approval of the Genesco Inc. Second Amended and Restated 2009 Equity Incentive Plan is 2,969,404 shares, subject to adjustment, and to impose limits on the amount of total compensation of non-employee directors.

In accordance with General Instruction E to Form S-8, the contents of Registration Statements Nos. 333-160339 and 333-180463 are incorporated herein by reference except to the extent supplemented, amended or superseded by the information set forth herein.  Only those items required by Form S-8 which contain new information not previously contained in Registration Statements Nos. 333-160339 and 333-180463 are presented herein.

PART II

Information Required in the Registration Statement

Item 3.    Incorporation of Documents by Reference.

The following documents filed by the Registrant with the SEC, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference and shall be deemed to be a part hereof from the date of filing of such document:

(1)	The Registrant's Annual Report on Form 10-K for the year ended January 28, 2017;

(2) The information specifically incorporated by reference into the Registrant's Annual Report on Form 10-K for the year ended January 28, 2017 from the Registrant's definitive proxy statement on Schedule 14A, filed with the SEC on May 12, 2017;

(3) The Registrant's Quarterly Report on Form 10-Q for the first quarter ended April 29, 2017; and

(4)
The description of the Registrant's Common Stock, $1.00 par value contained in the Registrant's Registration Statement on Form 8-A/A, filed with the SEC on May 1, 2003, and including all other amendments and reports filed for the purpose of updating such description, including the amendment filed on May 13, 2016.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or replaces such statement. Any statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part hereof.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this Registration Statement or the related prospectus.

Item 8.    Exhibits.

4.1	Restated Charter of Genesco Inc., as amended (filed as Exhibit 1 to the Registrant’s Registration Statement on Form 8-A/A with the SEC on May 1, 2003 and incorporated herein by reference)

4.2	Amended and Restated Bylaws of Genesco Inc. (filed as Exhibit 99.2 to the current report on Form 8-K filed November 12, 2015 (and amended on November 17, 2015) and incorporated herein by reference)

4.3    Form of Certificate for the Common Stock (filed as Exhibit 3 to to the Registrant’s Registration Statement
on Form 8-A/A filed with the SEC on May 1, 2003 and incorporated herein by reference)

5    Opinion of Registrant’s General Counsel

10	Genesco Inc. Second Amended and Restated 2009 Equity Incentive Plan (filed as Exhibit 10.1 to the Registrant’s current report on Form 8-K filed with the SEC on June 28, 2016)

23.1    Consent of Registrant’s General Counsel (included in Exhibit 5)

23.2	Consent of Ernst & Young LLP, independent registered public accounting firm

24    Power of Attorney (included on the signature page to this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Nashville, State of Tennessee, on this 12th day of June, 2017.

GENESCO INC.

By: /s/Robert J. Dennis            _
Robert J. Dennis
Chairman

KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Roger G. Sisson and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date
/s/Robert J. Dennis Robert J. Dennis	Chairman, President, Chief Executive Officer and Director (Principal Executive Officer)	June 9, 2017
/s/Mimi Eckel Vaughn Mimi Eckel Vaughn	Senior Vice President – Finance, and Chief Financial Officer (Principal Financial Officer)	June 8, 2017
/s/Paul D. Williams Paul D. Williams	Vice President and Chief Accounting Officer (Principal Accounting Officer)	June 8, 2017
/s/Joanna Barsh Joanna Barsh	Director	June 6, 2017
/s/Leonard L. Berry, Ph.D. Leonard L. Berry, Ph.D.	Director	June 6, 2017
/s/James W. Bradford James W. Bradford	Director	June 7, 2017
/s/Matthew C. Diamond Matthew C. Diamond	Director	June 7, 2017
/s/Marty G. Dickens Marty G. Dickens	Director	June 7, 2017
/s/Thurgood Marshall, Jr. Thurgood Marshall, Jr.	Director	June 6, 2017
/s/Kathleen Mason Kathleen Mason	Director	June 6, 2017
/s/Kevin P. McDermott Kevin P. McDermott	Director	June 6, 2017
David M. Tehle David M. Tehle	Director	June 6, 2017

EXHIBIT INDEX

4.1	Restated Charter of Genesco Inc., as amended (filed as Exhibit 1 to the Registrant’s Registration Statement on Form 8-A/A with the SEC on May 1, 2003 and incorporated herein by reference)

4.2	Amended and Restated Bylaws of Genesco Inc. (filed as Exhibit 99.2 to the current report on Form 8-K filed November 12, 2015 (and amended on November 17, 2015) and incorporated herein by reference)

4.3    Form of Certificate for the Common Stock (filed as Exhibit 3 to to the Registrant’s Registration Statement
    on Form 8-A/A filed with the SEC on May 1, 2003 and incorporated herein by reference)

5    Opinion of Registrant’s General Counsel

10	Genesco Inc. Second Amended and Restated 2009 Equity Incentive Plan (filed as Exhibit 10.1 to the Registrant’s current report on Form 8-K filed with the SEC on June 28, 2016)

23.1    Consent of Registrant’s General Counsel (included in Exhibit 5)

23.3	Consent of Ernst & Young LLP, independent registered public accounting firm

24    Power of Attorney (included on the signature page to this Registration Statement)